Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FIRST QUARTER RESULTS

Strongest Quarterly Results Since 2008

Las Vegas, Nevada, May 2, 2013 -- MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended March 31, 2013.  Diluted earnings per share for the first quarter of 2013 was $0.01 compared to a loss per share of $0.44 in the prior year first quarter.  Comparability of the current and prior year consolidated results was affected by certain items discussed further below.

“Our first quarter 2013 results are the best we have reported since the beginning of the downturn five years ago, led by improved results at our Las Vegas Strip resorts, a record first quarter at MGM China and an all-time record at CityCenter,” said Jim Murren, MGM Resorts International Chairman and CEO. “MGM Resorts International returned to profitability in the quarter and we are excited about our future.”

Key results for the first quarter of 2013 include the following:

•     Consolidated net revenue increased 3% over the prior year quarter to $2.4 billion;

•     Consolidated casino revenue increased 5%;

•     Rooms revenue at wholly owned domestic resorts increased 2% with a 1% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•     Adjusted Property EBITDA(2) was $574 million, a 20% increase compared to the prior year quarter;

•     The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $361 million, a 12% increase compared to the prior year quarter;

•     MGM China’s Adjusted EBITDA was $180 million, which included $13 million of branding fee expense, a 10% increase compared to  the prior year quarter;

•     CityCenter’s Adjusted EBITDA related to resort operations was $93 million, nearly three times the $32 million reported in the prior year quarter; and

•     Consolidated operating income was $302 million compared to operating income of $193 million in the prior year quarter.

Certain Items Affecting First Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended March 31,	2013	2012
Property transactions, net	$(0.01)	$—
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	—	(0.01)
Other non-operating expense:
Loss on retirement of long-term debt	—	(0.08)
Tax adjustments:
IRS audit settlement	0.08	—
MGM China deferred tax expense	(0.07)	—
MGM China shareholder dividend tax	—	(0.05)
Deferred tax valuation allowance	(0.02)	(0.21)

The current quarter tax provision was affected by $65 million of tax expense resulting from the re-measurement of MGM China deferred tax liabilities in connection with the gazetting of our Cotai land concession, a $38 million tax benefit resulting from the settlement of the Company’s 2003 and 2004 IRS audits, and $9 million of valuation allowance on U.S. deferred tax assets.

The provision for the prior year quarter was affected by a $102 million valuation allowance for a portion of U.S. deferred tax assets and a tax provision of $44 million related to a tax that would have been due on the MGM China dividend had the annual fee arrangement with the Macau government not been in place prior to June 30, 2013.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 3% compared to the prior year quarter. Table games revenue increased 16% and the overall table games hold percentage in the first quarter of 2013 was 21.9% compared to 18.7% for the prior year quarter.  Slots revenue decreased 2% primarily as a result of a decrease in slots revenues at the Company’s regional resorts, while the Company’s Las Vegas Strip resorts slots revenues increased 4%.

Rooms revenue increased 2% with a 1% increase in Las Vegas Strip REVPAR. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended March 31,	2013	2012
Occupancy %	89%	90%
Average Daily Rate (ADR)	$133	$131
Revenue per Available Room (REVPAR)	$118	$117

Operating income for the Company’s wholly owned domestic resorts for the first quarter of 2013 was $234 million, an increase of 20% compared to the prior year quarter.

MGM China

Key first quarter results for MGM China include the following:

•     MGM China earned net revenue of $748 million, a 6% increase over the prior year quarter, and Adjusted EBITDA of $180 million, a 10% increase over the prior year quarter, due primarily to increases in main floor table games and slots  revenues;

•     Main floor table games and slots win increased 26% and 19%, respectively, compared to the prior year quarter;

•     VIP table games turnover increased 15% from the prior year quarter, while hold percentage was 2.8% in the current year quarter compared to 3.2% in the prior year quarter; and

•     MGM China’s operating income was $99 million compared to $68 million in the prior year quarter.

MGM China paid a $500 million dividend in March 2013, of which $255 million was retained by MGM Resorts and $245 million was distributed to noncontrolling interests.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates, adjusted for the effect of certain basis differences:

Three months ended March 31,	2013	2012
	(In thousands)
CityCenter	$11,695	$(18,573)
Other	4,649	5,264
	$16,344	$(13,309)

Results for CityCenter Holdings, LLC for the first quarter of 2013 include the following (see schedules accompanying this release for further detail on CityCenter’s first quarter results):

•     Net revenue from resort operations increased to $308 million, a 32% increase from the prior year quarter;

•     Adjusted EBITDA from resort operations was $93 million, compared to $32 million in the prior year quarter;

•     Aria’s table games hold percentage was 28.3% in the current year quarter compared to 16.0% in the prior year quarter; and

•     Aria’s occupancy percentage was 89% and its ADR was $209, resulting in REVPAR of $186, a 5% increase compared to the prior year quarter.

Financial Position

“Our strong first quarter results benefited from our effective marketing and yielding strategies, high returning strategic capital investments and focus on managing costs,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer. “In addition, quarterly results were enhanced by the Company’s December 2012 debt refinancing, as interest expense was reduced by almost $60 million compared to the prior year first quarter.”

The Company’s cash balance at March 31, 2013 was $1.5 billion, which included $565 million at MGM China.  At March 31, 2013, the Company had $13.7 billion of indebtedness, including $2.9 billion of borrowings outstanding under its $4.0 billion senior credit facility and $553 million outstanding under the $2.0 billion MGM China credit facility. On April 1, 2013, the Company used a portion of the cash balance to repay its $462 million 6.75% senior notes at maturity.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-355-2280 for domestic callers and 1-706-634-6528 for international callers.  The conference call access code is 34745307. A replay of the call will be available through Thursday, May 9, 2013.  The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406.  The replay access code is 34745307. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:
Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Revenues:
Casino	$1,401,420	$1,335,034
Rooms	401,250	393,620
Food and beverage	359,882	372,953
Entertainment	113,854	120,400
Retail	44,707	46,624
Other	123,826	113,123
Reimbursed costs	90,236	90,539
	2,535,175	2,472,293
Less: Promotional allowances	(183,027)	(184,703)
	2,352,148	2,287,590
Expenses:
Casino	875,246	867,474
Rooms	127,709	126,155
Food and beverage	204,740	211,639
Entertainment	83,725	88,788
Retail	25,966	27,583
Other	85,973	86,222
Reimbursed costs	90,236	90,539
General and administrative	303,901	303,289
Corporate expense	46,624	42,260
Preopening and start-up expenses	2,146	-
Property transactions, net	8,491	917
Depreciation and amortization	211,918	236,809
	2,066,675	2,081,675

Income (loss) from unconsolidated affiliates	16,344	(13,309)

Operating income	301,817	192,606

Non-operating income (expense):
Interest expense, net of amounts capitalized	(225,447)	(284,342)
Non-operating items from unconsolidated affiliates	(22,079)	(26,866)
Other, net	(1,282)	(57,576)
	(248,808)	(368,784)

Income (loss) before income taxes	53,009	(176,178)
Provision for income taxes	(30,431)	(27,129)

Net income (loss)	22,578	(203,307)
Less: Net income attributable to noncontrolling interests	(16,032)	(13,946)
Net income (loss) attributable to MGM Resorts International	$6,546	$(217,253)

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$0.01	$(0.44)

Weighted average shares outstanding	489,291	488,861

Diluted:
Net income (loss) attributable to MGM Resorts International	$0.01	$(0.44)

Weighted average shares outstanding	492,305	488,861

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$1,480,637	$1,543,509
Accounts receivable, net	475,581	443,677
Inventories	105,047	107,577
Deferred income taxes, net	119,196	179,431
Prepaid expenses and other	258,784	232,898
Total current assets	2,439,245	2,507,092

Property and equipment, net	14,117,778	14,194,652

Other assets:
Investments in and advances to unconsolidated affiliates	1,435,136	1,444,547
Goodwill	2,898,087	2,902,847
Other intangible assets, net	4,666,659	4,737,833
Other long-term assets, net	500,969	497,767
Total other assets	9,500,851	9,582,994
	$26,057,874	$26,284,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$178,435	$199,620
Income taxes payable	4,344	1,350
Accrued interest on long-term debt	205,204	206,736
Other accrued liabilities	1,483,005	1,517,965
Total current liabilities	1,870,988	1,925,671

Deferred income taxes	2,476,384	2,473,889
Long-term debt	13,690,699	13,589,283
Other long-term obligations	140,750	179,879
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 489,379,463 and 489,234,401 shares	4,894	4,892
Capital in excess of par value	4,139,737	4,132,655
Retained earnings	220,244	213,698
Accumulated other comprehensive income	7,982	14,303
Total MGM Resorts International stockholders’ equity	4,372,857	4,365,548
Noncontrolling interests	3,506,196	3,750,468
Total stockholders’ equity	7,879,053	8,116,016
	$26,057,874	$26,284,738

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Bellagio	$300,720	$284,347
MGM Grand Las Vegas	258,890	232,480
Mandalay Bay	175,513	179,926
The Mirage	144,553	148,229
Luxor	77,789	81,926
New York-New York	69,268	70,624
Excalibur	61,809	62,724
Monte Carlo	66,500	64,907
Circus Circus Las Vegas	45,913	47,684
MGM Grand Detroit	140,868	150,587
Beau Rivage	80,910	86,651
Gold Strike Tunica	37,042	40,100
Other resort operations	29,413	29,413
Wholly owned domestic resorts	1,489,188	1,479,598
MGM China	747,557	702,090
Management and other operations	115,403	105,902
	$2,352,148	$2,287,590

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Bellagio	$89,579	$70,444
MGM Grand Las Vegas	62,005	37,325
Mandalay Bay	39,414	38,814
The Mirage	30,161	27,419
Luxor	15,574	18,364
New York-New York	23,400	24,313
Excalibur	15,109	14,179
Monte Carlo	17,486	14,996
Circus Circus Las Vegas	4,557	5,141
MGM Grand Detroit	39,653	42,239
Beau Rivage	13,873	17,050
Gold Strike Tunica	9,987	11,580
Other resort operations	239	(892)
Wholly owned domestic resorts	361,037	320,972
MGM China	180,455	164,521
CityCenter (50%)(1)	11,695	(18,573)
Other unconsolidated resorts(1)	4,649	5,264
Management and other operations	15,761	4,699
	$573,597	$476,883

(1) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$66,392	$-	$4	$23,183	$89,579
MGM Grand Las Vegas	40,972	-	666	20,367	62,005
Mandalay Bay	20,822	(604)	582	18,614	39,414
The Mirage	13,550	-	4,154	12,457	30,161
Luxor	3,775	-	3,179	8,620	15,574
New York-New York	17,737	-	31	5,632	23,400
Excalibur	11,162	-	-	3,947	15,109
Monte Carlo	12,858	-	(12)	4,640	17,486
Circus Circus Las Vegas	(389)	-	-	4,946	4,557
MGM Grand Detroit	34,371	-	-	5,282	39,653
Beau Rivage	6,427	-	(298)	7,744	13,873
Gold Strike Tunica	6,820	-	(13)	3,180	9,987
Other resort operations	(328)	-	(1)	568	239
Wholly owned domestic resorts	234,169	(604)	8,292	119,180	361,037
MGM China	99,117	2,374	195	78,769	180,455
CityCenter (50%)	11,319	376	-	-	11,695
Other unconsolidated resorts	4,649	-	-	-	4,649
Management and other operations	12,783	-	4	2,974	15,761
	362,037	2,146	8,491	200,923	573,597
Stock compensation	(6,943)	-	-	-	(6,943)
Corporate	(53,277)	-	-	10,995	(42,282)
	$301,817	$2,146	$8,491	$211,918	$524,372

Three Months Ended March 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$47,098	$-	$-	$23,346	$70,444
MGM Grand Las Vegas	18,349	-	327	18,649	37,325
Mandalay Bay	18,603	-	-	20,211	38,814
The Mirage	14,502	-	13	12,904	27,419
Luxor	9,209	-	-	9,155	18,364
New York-New York	18,697	-	-	5,616	24,313
Excalibur	9,622	-	-	4,557	14,179
Monte Carlo	9,973	-	5	5,018	14,996
Circus Circus Las Vegas	502	-	-	4,639	5,141
MGM Grand Detroit	32,338	-	-	9,901	42,239
Beau Rivage	9,396	-	-	7,654	17,050
Gold Strike Tunica	8,220	-	-	3,360	11,580
Other resort operations	(1,402)	-	(20)	530	(892)
Wholly owned domestic resorts	195,107	-	325	125,540	320,972
MGM China	68,127	-	-	96,394	164,521
CityCenter (50%)	(18,573)	-	-	-	(18,573)
Other unconsolidated resorts	5,264	-	-	-	5,264
Management and other operations	411	-	-	4,288	4,699
	250,336	-	325	226,222	476,883
Stock compensation	(9,332)	-	-	-	(9,332)
Corporate	(48,398)	-	592	10,587	(37,219)
	$192,606	$-	$917	$236,809	$430,332

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Adjusted EBITDA	$524,372	$430,332
Preopening and start-up expenses	(2,146)	-
Property transactions, net	(8,491)	(917)
Depreciation and amortization	(211,918)	(236,809)
Operating income	301,817	192,606

Non-operating income (expense):
Interest expense, net of amounts capitalized	(225,447)	(284,342)
Other, net	(23,361)	(84,442)
	(248,808)	(368,784)

Income (loss) before income taxes	53,009	(176,178)
Provision for income taxes	(30,431)	(27,129)
Net income (loss)	22,578	(203,307)
Less: Net income attributable to noncontrolling interests	(16,032)	(13,946)
Net income (loss) attributable to MGM Resorts International	$6,546	$(217,253)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Bellagio
Occupancy %	92.7%	93.0%
Average daily rate (ADR)	$240	$231
Revenue per available room (REVPAR)	$222	$215

MGM Grand Las Vegas
Occupancy %	91.2%	93.5%
ADR	$148	$140
REVPAR	$135	$131

Mandalay Bay
Occupancy %	88.7%	90.0%
ADR	$182	$185
REVPAR	$161	$167

The Mirage
Occupancy %	95.1%	92.7%
ADR	$149	$155
REVPAR	$142	$143

Luxor
Occupancy %	89.3%	90.8%
ADR	$88	$89
REVPAR	$78	$81

New York-New York
Occupancy %	96.6%	94.9%
ADR	$113	$110
REVPAR	$109	$104

Excalibur
Occupancy %	84.9%	87.5%
ADR	$72	$72
REVPAR	$61	$63

Monte Carlo
Occupancy %	95.2%	93.7%
ADR	$104	$102
REVPAR	$99	$95

Circus Circus Las Vegas
Occupancy %	73.4%	76.0%
ADR	$54	$54
REVPAR	$39	$41

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012

Aria	$258,510	$187,832
Vdara	22,059	21,449
Crystals	13,957	12,327
Mandarin Oriental	13,720	12,701
Resort operations	308,246	234,309
Residential operations	6,896	4,608
	$315,142	$238,917

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012

Adjusted EBITDA	$86,987	$28,595
Preopening and start-up expenses	(752)	-
Property transactions, net	-	(2,009)
Depreciation and amortization	(86,403)	(88,043)
Operating loss	(168)	(61,457)

Non-operating income (expense):
Interest expense - sponsor notes	(24,948)	(21,553)
Interest expense - other	(43,470)	(46,042)
Other, net	743	(7,783)
	(67,675)	(75,378)
Net loss	$(67,843)	$(136,835)

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Aria
Occupancy %	89.0%	86.4%
ADR	$209	$205
REVPAR	$186	$177

Vdara
Occupancy %	85.7%	81.0%
ADR	$160	$163
REVPAR	$137	$132

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$13,099	$694	$-	$63,770	$77,563
Vdara	(5,296)	-	-	10,815	5,519
Crystals	2,003	58	-	6,444	8,505
Mandarin Oriental	(3,745)	-	-	5,010	1,265
Resort operations	6,061	752	-	86,039	92,852
Residential operations	(1,044)	-	-	356	(688)
Development and administration	(5,185)	-	-	8	(5,177)
	$(168)	$752	$-	$86,403	$86,987

Three Months Ended March 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(49,181)	$-	$1,995	$65,715	$18,529
Vdara	(4,942)	-	-	10,378	5,436
Crystals	700	-	-	6,406	7,106
Mandarin Oriental	(3,545)	-	-	4,515	970
Resort operations	(56,968)	-	1,995	87,014	32,041
Residential operations	(1,465)	-	-	968	(497)
Development and administration	(3,024)	-	14	61	(2,949)
	$(61,457)	$-	$2,009	$88,043	$28,595